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EXHIBIT 10.3

                 GLOBAL BEVERAGE SOLUTIONS, INC. 2008 STOCK PLAN
                          STOCK OPTION GRANT AGREEMENT

                                 DATE OF GRANT:

      1. GRANT OF STOCK OPTION. Subject to the terms and conditions herein and the provisions of the Global Beverage Solutions, Inc. 2008 Stock Plan (the "Plan") and this Stock Option Grant Agreement (the "Agreement"), Global Beverage Solutions, Inc. (the "Company") on the above date has granted to the grantee named below (the "Grantee") the number of options to purchase Stock of the Company shown below:

                        GRANTEE:
                        OPTIONS:
                        OPTION PRICE:

      2.    PERFORMANCE VESTING.

                  [Options conditionally vest based on specific performance metrics to be inserted for each award agreement]

      3. TIME VESTING. Conditionally vested options shall become vested and exercisable in three equal annual installments, beginning on the Conditional Vesting Date. Accordingly, 1/3 of all conditionally vested options shall become exercisable on the Conditional Vesting Date; 1/3 of all conditionally vested options shall become exercisable on the first anniversary of the Conditional Vesting Date; and 1/3 of all conditionally vested options shall become exercisable on the second anniversary of the Conditional Vesting Date. Except as otherwise provided in Section 4 below, options shall vest and become exercisable pursuant to this Section 3 only if the Grantee is employed by the Company on the date that the option becomes fully vested and exercisable (the "Vesting Date").

      For example, if the Grantee had been granted 300,000 total options pursuant to this Agreement, and all such options became conditionally vested on December 31, 2008, 1/3 of the conditionally vested options (100,000 options) would become vested and exercisable on December 31, 2008, 100,000 options would become vested and exercisable on December 31, 2009, and 100,000 options would become vested and exercisable on December 31, 2010, provided the Grantee remains employed by the Company on each of the applicable Vesting Dates.

      4. TERMINATION OF EMPLOYMENT; FORFEITURE. Except as otherwise provided in this Section 4, Stock options awarded pursuant to this Agreement shall be forfeited upon the date of the Grantee's termination of employment (the "Termination Date"). Vesting pursuant to this Section 4 shall also be referred to as a "Vesting Date."

                  (a) VOLUNTARY TERMINATION ON OR BEFORE DECEMBER 31, 2008. In the event that the Grantee voluntarily terminates employment during 2008 for any reason (including termination by reason of death, Total and Permanent Disability, or Retirement), a portion of the Stock options awarded under this Agreement shall become conditionally vested pursuant to Section 2, based on [the performance goals met pursuant to Section 2] by the Company as of the Termination Date. One-third of such conditionally vested options shall be vested and exercisable by the Grantee as of the Termination Date; the remaining 2/3 of the conditionally vested options shall be forfeited and shall not be exercisable by the Grantee.

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                  (b)   INVOLUNTARY TERMINATION OR CHANGE IN CONTROL ON OR
                        BEFORE DECEMBER 31, 2008. In the event that the Grantee's employment is terminated by the Company during 2008 other than for Cause, or in the event of a Change in Control (as defined in the Plan) in 2008, a portion of the Stock options awarded under this Agreement shall become vested pursuant to Section 2 based on the [performance goals met pursuant to Section 2] by the Company as of the Termination Date or the date of the Change in Control. The entire amount of such vested options shall be immediately exercisable in accordance with the provisions of the Plan and this Agreement, and such options shall not be subject to the time vesting provisions of Section 3. Any remaining options shall be forfeited and shall not be exercisable by the Grantee.

                  (c) DEATH, TOTAL AND PERMANENT DISABILITY, OR RETIREMENT ON OR AFTER JANUARY 1, 2009. In the event that the Grantee terminates employment on or after January 1, 2009 by reason of death, Total and Permanent Disability, or Retirement, all conditionally vested options held by the Grantee on the Termination Date shall immediately vest and become exercisable in accordance with the provisions of the Plan and this Agreement, and such options shall no longer be subject to the time vesting provisions of
                        Section 3.

                  (d) INVOLUNTARY TERMINATION OR CHANGE IN CONTROL ON OR AFTER JANUARY 1, 2009. In the event that, on or after January 1, 2009, the Grantee's employment is terminated by the Company other than for Cause or a Change in Control occurs, all conditionally vested options held by the Grantee on the Termination Date or the date of such Change in Control shall immediately vest and become exercisable in accordance with the provisions of the Plan and this Agreement, and such options shall no longer be subject to the time vesting provisions of
                        Section 3.

      5. EXERCISE PERIOD. After the Vesting Date of an option, the Grantee may exercise the option until the first to occur of:

                  (a) the tenth anniversary of the date of the grant of the options under this Agreement;

                  (b) the first anniversary of the date of the Grantee's termination of employment with the Company on account of death, Total and Permanent Disability, or Retirement;

                  (c) the first anniversary of the date of Grantee's involuntary termination of employment Without Cause;

                  (d) the 60th day following the Grantee's termination of employment with the Company for any reason other than death, Total and Permanent Disability, Retirement or Involuntary Termination Without Cause; or

                  (e)   termination of employment for cause.

                  The Grantee will not be considered to have terminated employment with the Company unless the Grantee's employment with all Affiliates of the Company is also terminated.

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      6.    MANNER OF EXERCISE. The Grantee may exercise an option on a Company business day by delivering or mailing to the Secretary of the Company written notice of the exercise in the form specified by the Board of Directors, along with full payment of the exercise price pursuant to the terms of the Plan. The exercise will be effective on the Company business day stated in the written notice, provided that such date must be on or after the date such notice is received by the Secretary. As soon as practicable after an option is exercised, the Secretary shall cause the appropriate number of shares of Company stock to be issued to the Grantee.

      7. NONTRANSFERABILITY. Stock options awarded pursuant to this Agreement shall not be assignable or transferable, except by will or by the laws of descent and distribution. Any distributee by will or by the laws of descent and distribution shall be bound by the provisions of this Agreement. Any attempt to assign, pledge, transfer, hypothecate, or otherwise dispose of such Stock options and any levy of execution, attachment, or similar process on such Stock options shall be null and void.

      8. ADJUSTMENT. In the event of any merger, reorganization, consolidation, recapitalization, share exchange, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other change in corporate structure affecting the Stock, the Board shall make appropriate substitutions or adjustments in the number, kind and price of options subject to this Agreement, provided, however, that any such substitutions or adjustments will be, to the extent deemed appropriate by the Board, consistent with the treatment of shares of Stock not subject to the Plan.

      9. NO FRACTIONAL SHARES. No fractional shares shall be issued pursuant to this Agreement. All fractional shares of 0.5 shares or more shall be rounded up to a whole share; all fractional shares of less than 0.5 shall be disregarded.

      10. NO RIGHT TO EMPLOYMENT. Nothing contained in this Agreement shall confer upon any Grantee any right to the continuation of his employment, agency, or other relationship with the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate, subject to the terms of any separate employment or other agreement to the contrary, at any time to terminate such employment or agreement or to increase or decrease the compensation of the individual from the rate in effect at the time of the grant of Stock options.

      11. WITHHOLDING. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for Federal income tax purposes with respect to this Agreement, the Grantee will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If permitted by the Committee, withholding obligations arising from an award of options pursuant to this Agreement may be settled with Stock. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company, its subsidiaries and its affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

      12.   DEFINITIONS. For purposes of this Agreement:

                  (a) "Affiliate" means any entity that directly or indirectly controls the Company, is under the control of the Company, or is under common control with the Company, where control refers to ownership of more than 50% of the vote or value of the shares of the underlying entity;

                  (b) "Cause" means: (i) the Grantee has committed a willful, serious act, such as embezzlement, against the Company intending to unjustly enrich himself at the expense of the Company or has been convicted of a felony involving moral turpitude, or (ii) the Grantee, in providing services to the Company, is determined by the Company to have engaged in willful, gross neglect or misconduct resulting in material harm to the Company.

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                  (c)   "Retirement" means the Grantee's termination of
                        employment with the Company at age 65 or older with at least five years of service (with the Company or a subsidiary) or, with the approval of the Company, at age 55 or older with at least five years of such service.

                  (d) "Total and Permanent Disability" means a physical or mental condition determined by the Committee to constitute a "Total and Permanent Disability."

      13. ADMINISTRATION AND INTERPRETATION. In consideration of the grant, the Grantee agrees that the Committee shall, subject to the delegation authority described in this Section, have the exclusive power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan and Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Grantee, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement. The Committee may delegate its interpretive authority to an officer or officers of the Company in accordance with the Plan, and in such event the authority described in this Section shall apply to such officer as if he were a member of, and acting on behalf of, the Committee.

      14. AMENDMENT. The Board may amend or terminate the Plan or this Agreement at any time, provided that no Plan amendment will be made without stockholder approval if such approval is required under applicable law. No amendment or termination of the Plan or this Agreement may materially and adversely affect an award of options pursuant to this Agreement without the Grantee's consent.

      15. PLAN BINDING. The Grantee acknowledges receipt of the Plan and acknowledges that the Plan provisions govern the terms of the Stock options to the extent they are not inconsistent with this Agreement.

      16. GOVERNING LAW. The provisions of the Plan and this Agreement shall be governed by and interpreted in accordance with the laws of the United States and the State of Florida, without giving effect to the choice of law principles thereof.


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      IN WITNESS WHEREOF, Global Beverage Solutions, Inc. has caused this
Agreement to be executed by an appropriate officer and the Grantee has executed this Agreement, both as of the date of grant shown above.

                                       GLOBAL BEVERAGE SOLUTIONS, INC.


                                       By:
                                          ---------------------------------

                                       Dated:
                                             ------------------------------


Grantee:
        -----------------------------

Dated:
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